FOR IMMEDIATE RELEASE	NEWS
November 2, 2020	NYSE American: GORO

GOLD RESOURCE CORPORATION REPORTS THIRD QUARTER

NET INCOME OF $5.0 MILLION, OR $0.07 PER SHARE

COLORADO SPRINGS – November 2, 2020 – Gold Resource Corporation (NYSE American: GORO) (the “Company”, “We”, “Our” or “GRC”) reported consolidated production results for the third quarter ended September 30, 2020 of 12,575 gold ounces and 333,761 silver ounces. In addition to precious metals, the Company produced base metals resulting in consolidated net revenue of $42.3 million for the quarter. Gold Resource Corporation is a gold and silver producer, developer and explorer with operations in Oaxaca, Mexico and Nevada, USA. The Company has returned $115 million to its shareholders in consecutive monthly dividends since July 2010 and offers its shareholders the option to convert their cash dividends into physical gold and silver and take delivery.

“Our successful third quarter demonstrates our strength and determination,” stated Gold Resource Corporation’s CEO and President, Mr. Jason Reid. “Despite the mandatory two-month shutdown in Mexico during the second quarter, our Oaxaca Mining unit is back to generating free cashflow while putting employee and community health and safety first. Nevada also delivered on generating free cash flow with its record quarterly gold production, a 51% increase over the prior quarter, while continuing rigorous COVID protocols. Additionally, we made a deliberate strategic move to unlock and increase shareholder value from both mining units by initiating the spin-off of the Nevada Mining Unit to shareholders as Fortitude Gold Corporation.”

Q3 2020 HIGHLIGHTS

●	On July 1, 2020, we celebrated 10 years of production, over $1 billion in revenue and $114 million in shareholder dividends;
●	Record gold production from Isabella Pearl of 7,847 gold ounces;
●	Consolidated production of 12,575 gold ounces and 333,761 silver ounces;
●	$42.3 million consolidated net sales bringing year-to-date September 30, 2020 sales to $91.4 million;
●	Net income of $5.0 million or $0.07 per share;
●	Total Oaxaca Mining Unit cash cost after by-product credits of $589 per ounce;
●	Total Nevada Mining Unit cash cost after by-product credits of $935 per ounce;
●	$31.3 million cash balance at September 30, 2020, an increase of $20.2 million from the December 31, 2019 balance of $11.1 million;
●	Cash from operating activities of $17.7 million for the nine months ended September 30, 2020, an increase of 127% from same period in 2019;
●	Working capital at September 30, 2020 of $50.0 million, an increase of 120% from December 31, 2019;
●	$0.7 million dividend distributions, or $0.01 per share for the quarter;
●	On August 6, 2020, we announced Ms. Kim Perry would transition from the Board of Directors to fill the Chief Financial Officer role for retiring Mr. John Labate. The Board of Directors’ nominating committee is actively recruiting for the vacant Board of Director’s seat;

●	Subsequent to the quarter close, we announced on October 5, 2020, the intent to spin-off the Nevada Mining Unit to its shareholders as a separate publicly traded company, Fortitude Gold Corporation, to further create shareholder value.

Overview of Q3 2020 Results

Record third quarter production from the Company’s Nevada Mining Unit (NMU) totaled 7,847 gold ounces, an increase of 51% over Q2 2020. Through the first three quarters of 2020, NMU gold production totaled 16,747 gold ounces. The third quarter was the first full quarter that the Company was able to regularly access portions of the deposit’s high-grade “Pearl” zone, while also mining the deposit’s lower grade “Isabella” zone. Gold Resource Corporation remains on track to achieve its annual production target of 40,000 gold ounces in 2021.

Third quarter Oaxaca Mining Unit (OMU) production totaled 4,728 gold ounces, 324,592 silver ounces, 428 copper tonnes, 2,157 lead tonnes and 5,538 zinc tonnes. Through the first three quarters of 2020, OMU production numbers total 13,619 gold ounces, 912,464 silver ounces, 1,162 copper tonnes, 5,811 lead tonnes and 14,386 zinc tonnes.

Third quarter NMU sales from the Isabella Pearl mine totaled 8,396 gold ounces at a total cash cost of $935 per ounce (after by-product credits) at an average realized price of $1,901 per ounce. Third quarter OMU sales totaled 7,898 precious metal gold equivalent ounces at a total cash cost of $589 per ounce (after by-product credits). OMU average realized metal prices during the quarter included $1,887 per ounce and $25.47 per ounce*. The Company recorded net income of $5.0 million, or $0.07 per share, and paid $0.7 million to its shareholders in dividends, or $0.01 per share during the quarter. Cash and cash equivalents at quarter end totaled $31.3 million.

*Average realized metal prices include final settlement adjustments for previously unsettled provisional sales. Some provisional sales may remain unsettled from one period into the next. Realized prices will therefore vary from average spot metal market prices upon final settlement.

COVID-19

The Company previously withdrew its 2020 production outlook for both its Oaxaca and Nevada Mining Units following the impacts and uncertainties of the global pandemic, the two-month mandatory governmental suspension of Mexican operations in April 2020, and uncertainty of potential future outbreaks or governmental responses to the pandemic. Both mining units operated continuously during the third quarter along with continued health screening protocols for COVID-19 prevention and mitigation. During the third quarter, Nevada identified one positive case of COVID-19 while Mexico identified 29 positive cases. Due to the rigorous protocols in place, these cases were promptly identified and mitigated to ensure the health and safety of our employees and the communities in which we operate.

Nevada Mining Unit Spin-Off

Subsequent to the quarter, on October 5, 2020, the Company announced its intention to spin-off its Nevada Mining Unit to shareholders as a separate publicly traded company, Fortitude Gold Corporation. 100% of the Nevada Mining Unit will be distributed on a pro rata basis to shareholders of record on the transaction execution date. Following completion of the spin-off, the Gold Resource Corporation will hold all of the assets and related liabilities of the Oaxaca Mining Unit and Fortitude Gold Corporation will hold all of the Nevada assets and related liabilities. The spin-off does not require shareholder approval and is expected to be tax-free to the shareholders.

The transaction is subject to certain conditions, including the final approval by the Company’s Board of Directors and the receipt of an effective date for the Form S-1 registration statement filed by Fortitude Gold Corporation on October 19, 2020 with the Securities and Exchange Commission. The transaction is targeted to be completed by year-end 2020 or the first quarter of 2021.

The following Production Statistics tables summarize certain information about our Oaxaca and Nevada Mining Unit operations for the three and nine months ended September 30, 2020 and 2019:

Oaxaca Mining Unit

	Three months ended September 30,		Nine months ended September 30,
	2020	2019	2020	2019
Arista Mine
Milled
Tonnes Milled	136,618	163,259	373,394	469,167
Grade
Average Gold Grade (g/t)	1.25	1.76	1.35	1.72
Average Silver Grade (g/t)	76	85	78	84
Average Copper Grade (%)	0.40	0.39	0.39	0.38
Average Lead Grade (%)	1.93	1.92	1.95	1.91
Average Zinc Grade (%)	5.02	4.70	4.85	4.71
Aguila Open Pit Mine
Milled
Tonnes Milled	16,913	3,640	34,740	23,976
Grade
Average Gold Grade (g/t)	1.35	1.49	1.32	1.76
Average Silver Grade (g/t)	32	58	36	45
Mirador Mine
Milled
Tonnes Milled	-	11,690	7,450	22,540
Grade
Average Gold Grade (g/t)	-	0.76	0.91	0.95
Average Silver Grade (g/t)	-	197	130	203
Combined
Tonnes milled	153,531	178,589	415,584	515,683
Tonnes Milled per Day (1)	1,745	2,007	1,880	1,967
Metal production (before payable metal deductions) (2)
Gold (ozs.)	4,728	7,462	13,619	21,881
Silver (ozs.)	324,592	473,810	912,464	1,304,975
Copper (tonnes)	428	492	1,162	1,407
Lead (tonnes)	2,157	2,459	5,811	6,916
Zinc (tonnes)	5,538	6,057	14,386	17,949

(1)	Based on actual days the mill operated during the period.
(2)	The difference between what we report as "Metal Production" and "Metal Sold" is attributable to the difference between the quantities of metals contained in the concentrates we produce versus the portion of those metals actually paid for according to the terms of our sales contracts. Differences can also arise from inventory changes related to shipping schedules, or variances in ore grades and recoveries which impact the amount of metals contained in concentrates produced and sold.

Nevada Mining Unit

	Three months ended September 30,		Nine months ended September 30,
	2020	2019	2020	2019

Ore mined
Ore (tonnes) (1)	188,048	82,169	490,620	770,446
Gold grade (g/t)	2.02	0.75	1.60	0.70
Low-grade stockpile (tonnes)
Ore (tonnes)	51,977	83,394	70,467	472,120
Gold grade (g/t)	0.50	0.47	0.52	0.52
Pre-strip waste (tonnes)	-	1,111,259	1,346,316	2,514,809
Waste (tonnes)	1,437,428	136,632	3,597,770	432,530
Metal production (before payable metal deductions) (2)
Gold (ozs.)	7,847	3,703	16,747	5,381
Silver (ozs.)	9,169	3,487	20,154	4,459

(1)	Nine months ended September 30, 2019 amount includes run-of-mine ore and initial over liner of the heap leach pad.
(2)	The difference between what we report as "Metal Production" and "Metal Sold" is attributable to the difference between the quantities of metals contained in the doré we produce versus the portion of those metals actually paid for according to the terms of our sales contracts. Differences can also arise from inventory changes related to shipping schedules, or variances in ore grades and recoveries which impact the amount of metals contained in doré produced and sold.

The following Sales Statistics tables summarize certain information about our Oaxaca and Nevada Mining Unit operations for the three and nine months ended September 30, 2020 and 2019:

Oaxaca Mining Unit

	Three months ended September 30,		Nine months ended September 30,
	2020	2019	2020	2019

Metal sold
Gold (ozs.)	3,619	6,175	11,153	17,201
Silver (ozs.)	316,993	411,088	862,087	1,096,131
Copper (tonnes)	447	451	1,090	1,220
Lead (tonnes)	1,849	2,188	4,827	5,961
Zinc (tonnes)	4,586	6,016	11,534	14,389
Average metal prices realized (1)
Gold ($ per oz.)	1,887	1,490	1,766	1,391
Silver ($ per oz.)	25.47	17.08	20.09	15.94
Copper ($ per tonne)	6,711	5,659	5,954	6,027
Lead ($ per tonne)	1,902	2,018	1,779	1,976
Zinc ($ per tonne)	2,392	2,261	2,114	2,642
Precious metal gold equivalent ounces sold
Gold Ounces	3,619	6,175	11,153	17,201
Gold Equivalent Ounces from Silver	4,279	4,712	9,807	12,561
Total Precious Metal Gold Equivalent Ounces	7,898	10,887	20,960	29,762
Total cash cost before by-product credits per precious metal gold equivalent ounce sold	$2,803	$2,187	$2,767	$2,247
Total cash cost after by-product credits per precious metal gold equivalent ounce sold (2)	$589	$299	$884	$327
Total all-in sustaining cost per precious metal gold equivalent ounce sold	$897	$622	$1,174	$723

(1)	Average metal prices realized vary from the market metal prices due to final settlement adjustments from our provisional invoices when they are settled. Our average metal prices realized will therefore differ from the market average metal prices in most cases.
(2)	Total cash cost after by-product credits are significantly affected by base metals sales during the periods presented.

Nevada Mining Unit

	Three months ended September 30,		Nine months ended September 30,
	2020	2019	2020	2019

Metal sold
Gold (ozs.)	8,396	4,044	17,205	5,175
Silver (ozs.)	9,616	3,534	21,046	4,146
Average metal prices realized (1)
Gold ($ per oz.)	1,901	1,481	1,773	1,455
Silver ($ per oz.)	24.02	17.56	19.86	17.19

Total cash cost before by-product credits per gold ounce sold	$963	$1,130	$1,182	$999
Total cash cost after by-product credits per gold ounce sold	$935	$1,115	$1,158	$985
Total all-in sustaining cost per gold ounce sold	$945	$1,137	$1,191	$1,002

(1)	Average metal prices realized vary from the market metal prices due to final settlement adjustments from our provisional invoices when they are settled. Our average metal prices realized will therefore differ from the market average metal prices in most cases.

See Accompanying Tables

The following information summarizes the results of operations for Gold Resource Corporation for the three and nine months ended September 30, 2020 and 2019, its financial condition at September 30, 2020 and December 31, 2019, and its cash flows for the nine months ended September 30, 2020 and 2019. The summary data as of September 30, 2020 and for the nine months ended September 30, 2020 and 2019 is unaudited; the summary data as of December 31, 2019 is derived from our audited financial statements contained in our annual report on Form 10-K for the year ended December 31, 2019, but do not include the footnotes and other information that is included in the complete financial statements. Readers are urged to review the Company’s Form 10-K in its entirety, which can be found on the SEC's website at www.sec.gov.

The calculation of our cash cost per precious metal gold equivalent ounce, total all-in sustaining cost per precious metal gold equivalent ounce and total all-in cost per precious metal gold equivalent ounce contained in this press release are non-GAAP financial measures. Please see "Management's Discussion and Analysis and Results of Operations" contained in the Company’s most recent Form 10-K for a complete discussion and reconciliation of the non-GAAP measures.

GOLD RESOURCE CORPORATION

CONSOLIDATED BALANCE SHEETS

(U.S. dollars in thousands, except share and per share amounts)

	September 30,	December 31,
	2020	2019
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$31,313	$11,076
Gold and silver rounds/bullion	5,241	4,265
Accounts receivable, net	4,777	8,362
Inventories, net	26,977	24,131
Prepaid taxes	-	786
Prepaid expenses and other current assets	2,168	2,032
Total current assets	70,476	50,652
Property, plant and mine development, net	117,409	125,259
Operating lease assets, net	1,411	7,436
Deferred tax assets, net	8,617	4,635
Other non-current assets	5,550	5,030
Total assets	$203,463	$193,012
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$11,991	$14,456
Loans payable, current	840	879
Finance lease liabilities, current	465	446
Operating lease liabilities, current	1,371	7,287
Income taxes payable, net	876	-
Mining royalty taxes payable, net	1,162	1,538
Accrued expenses and other current liabilities	3,754	3,366
Total current liabilities	20,459	27,972
Reclamation and remediation liabilities	6,710	5,605
Loans payable, long-term	165	782
Finance lease liabilities, long-term	84	435
Operating lease liabilities, long-term	51	160
Total liabilities	27,469	34,954
Shareholders' equity:
Common stock - $0.001 par value, 100,000,000 shares authorized:
71,850,665 and 65,691,527 shares outstanding at September 30, 2020 and December 31, 2019, respectively	72	66
Additional paid-in capital	168,114	148,171
Retained earnings	14,863	16,876
Treasury stock at cost, 336,398 shares	(5,884)	(5,884)
Accumulated other comprehensive loss	(1,171)	(1,171)
Total shareholders' equity	175,994	158,058
Total liabilities and shareholders' equity	$203,463	$193,012

GOLD RESOURCE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(U.S. dollars in thousands, except share and per share amounts)

Unaudited

	Three months ended September 30,		Nine months ended September 30,
	2020	2019	2020	2019
Sales, net	$42,286	$40,066	$91,389	$96,018
Mine cost of sales:
Production costs	24,027	24,611	62,554	61,169
Depreciation and amortization	7,289	6,117	19,694	13,524
Reclamation and remediation	68	20	136	77
Total mine cost of sales	31,384	30,748	82,384	74,770
Mine gross profit	10,902	9,318	9,005	21,248
Costs and expenses:
General and administrative expenses	2,665	2,194	7,136	6,913
Exploration expenses	1,799	1,129	3,505	3,210
Other (income) expense, net	(537)	600	(871)	518
Total costs and expenses	3,927	3,923	9,770	10,641
Income (loss) before income taxes	6,975	5,395	(765)	10,607
Provision (benefit) for income taxes	1,974	2,417	(833)	4,949
Net income	$5,001	$2,978	$68	$5,658
Net income per common share:
Basic	$0.07	$0.05	$-	$0.09
Diluted	$0.07	$0.05	$-	$0.09
Weighted average shares outstanding:
Basic	70,641,938	65,495,958	68,896,059	63,001,178
Diluted	71,044,528	65,796,899	69,289,349	63,336,131

GOLD RESOURCE CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(U.S. dollars in thousands, except share and per share amounts)

Unaudited

	Nine Months Ended September 30,
	2020	2019
Cash flows from operating activities:
Net income	$68	$5,658
Adjustments to reconcile net income to net cash from operating activities:
Deferred income taxes	(4,617)	1,091
Depreciation and amortization	19,953	13,881
Stock-based compensation	1,175	1,581
Other operating adjustments	(815)	314
Changes in operating assets and liabilities:
Accounts receivable	3,585	(6,056)
Inventories	(1,823)	(5,727)
Prepaid expenses and other current assets	(196)	1,505
Other non-current assets	(1,304)	(2,882)
Accounts payable and other accrued liabilities	60	349
Mining royalty and income taxes payable, net	1,610	(1,944)
Net cash provided by operating activities	17,696	7,770

Cash flows from investing activities:
Capital expenditures	(12,915)	(29,166)
Other investing activities	133	2
Net cash used in investing activities	(12,782)	(29,164)

Cash flows from financing activities:
Proceeds from the exercise of stock options	-	98
Proceeds from issuance of stock	18,674	24,449
Dividends paid	(2,062)	(944)
Repayment of loans payable	(656)	(597)
Repayment of finance leases	(332)	(311)
Net cash provided by financing activities	15,624	22,695

Effect of exchange rate changes on cash and cash equivalents	(301)	(306)
Net increase in cash and cash equivalents	20,237	995
Cash and cash equivalents at beginning of period	11,076	7,762
Cash and cash equivalents at end of period	$31,313	$8,757

Supplemental Cash Flow Information
Interest expense paid	$84	$121
Income and mining taxes paid	$1,915	$3,743
Non-cash investing activities:
Change in capital expenditures in accounts payable	$(2,207)	$158
Change in estimate for asset retirement costs	$1,404	$1,476
Equipment purchased through loan payable	$-	$330
Equipment purchased under finance leases	$-	$56
Common stock issued for the acquisition of mineral property	$100	$-

About GRC:

Gold Resource Corporation is a gold and silver producer, developer and explorer with operations in Oaxaca, Mexico and Nevada, USA. The Company targets low capital expenditure projects with potential for generating high returns on capital. The Company has reached milestones including a decade of production, generated over $1 billion in revenue and has returned $115 million back to its shareholders in consecutive monthly dividends since July 2010. In addition, the Company also offers its shareholders the option to convert their cash dividends into physical gold and silver and take delivery. For more information, please visit GRC’s website, located at www.goldresourcecorp.com and read the Company’s 10-K for an understanding of the risk factors involved.

Cautionary Statements:

This press release contains forward-looking statements that involve risks and uncertainties. The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. When used in this press release, the words “plan”, “target”, "anticipate," "believe," "estimate," "intend" and "expect" and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements include, without limitation, the statements regarding Gold Resource Corporation’s strategy, future plans for production, future expenses and costs, future liquidity and capital resources, and estimates of mineralized material. All forward-looking statements in this press release are based upon information available to Gold Resource Corporation on the date of this press release, and the company assumes no obligation to update any such forward-looking statements. Forward looking statements involve a number of risks and uncertainties, and there can be no assurance that such statements will prove to be accurate. The Company's actual results could differ materially from those discussed in this press release. In particular, the scope, duration, and impact of the COVID-19 pandemic on mining operations, Company employees, and supply chains as well as the scope, duration and impact of government action aimed at mitigating the pandemic may cause the actual results and future events to differ materially from those expressed or implied by such forward-looking information. Also, there can be no assurance that production will continue at any specific rate. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the Company’s 10-K filed with the SEC.

Contacts:

Corporate Development

Greg Patterson

303-320-7708

www.Goldresourcecorp.com